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                                                                  Exhibit 15.1

                                 July 24, 1997

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Patterson Energy, Inc.

We are aware that our report dated July 24, 1997 on our review of interim financial information of Patterson Energy, Inc. for the period ended June 30, 1997 and included in the Company's Quarterly Report on Form 10-Q for the quarter then ended is incorporated by reference in the Registration Statements of Patterson Energy, Inc. on Form S-8, as amended (File No. 333-09243), Form S-3, as amended (File No. 333-13497) and on Form S-3 (File No.
333-29035).




                                      /s/   Coopers & Lybrand L.L.P.